Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR THIRD QUARTER OF 2014

ZUG, SWITZERLAND, November 3, 2014 — Foster Wheeler AG (Nasdaq: FWLT) today reported income from continuing operations for the third quarter of 2014 of $25.4 million, or $0.25 per diluted share, compared with $48.9 million, or $0.50 per diluted share, in the third quarter of 2013.

Income from continuing operations in both quarterly periods was impacted by net asbestos-related gains and provisions, as detailed in an attached table. Excluding such items from both quarterly periods, adjusted income from continuing operations in the third quarter of 2014 was $27.4 million, or $0.27 per diluted share, compared with $50.9 million, or $0.52 per diluted share, in the year-ago quarter.

Results for the third quarter of 2014 include the impact of $3.5 million, or $0.04 per share, of third-party transaction costs in connection with the previously announced acquisition of Foster Wheeler by AMEC plc. Excluding the impact of this item and the asbestos provision, income from continuing operations in the third quarter of 2014 was $30.9 million, or $0.31 per diluted share.

For the first nine months of 2014, income from continuing operations was $128.1 million, or $1.27 per diluted share, compared with $134.1 million, or $1.32 per diluted share, for the first nine months of 2013.

The following tables present quarterly and average quarterly data for continuing operations, both as reported and as adjusted to exclude asbestos-related gains and provisions (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(dollars in millions, from continuing operations)	Q3 2014	Qtrly Avg. 2014	Q3 2013	Qtrly Avg. 2013
Income	$25	$43	$49	$24
Adjusted income	$27	$44	$51	$32
Consolidated revenues (FW Scope)	$770	$706	$625	$648

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “ We experienced a moderate reduction in adjusted income from continuing operations in the third quarter of 2014 compared to the average quarter of 2013, due to increased costs incurred on the AMEC transaction and a higher tax rate. EBITDA from operations in the third quarter of 2014 was comparable to the average quarter of 2013, with higher EBITDA in our Global Engineering and Construction Group (E&C) driven by increased level of activity, offset by lower EBITDA in our Global Power Group (GPG) due to timing of new orders, mix of work executed and reduced margins.”

Masters said, “Both business groups continue to operate very well in a challenging environment. We continue to expect a material increase in scope revenues for E&C in full-year 2014 relative to full-year 2013, with a modest decline in full-year 2014 scope revenues compared to the previous year for GPG due to timing and mix of new orders.”

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q3 2014	Qtrly Avg. 2014	Q3 2013	Qtrly Avg. 2013
New orders booked (FW Scope)	$428	$486	$1,304	$686
Operating revenues (FW Scope)	$604	$523	$441	$452
Segment EBITDA	$63	$53	$60	$46
EBITDA Margin (FW Scope)	10.2%	10.2%	13.6%	10.2%

•	Lower scope new orders in the third quarter compared to expectations due to delays in prospect awards.
•	Scope operating revenues in the third quarter of 2014 continued to remain well above average quarterly 2013 scope revenues due to an increased level of work executed.
•	EBITDA in the third quarter of 2014 was materially higher than average quarterly 2013 EBITDA, primarily due to an increased level of activity on stable margins.

Global Power Group (GPG)

(dollars in millions; EBITDA and revenues from continuing operations)	Q3 2014	Qtrly Avg. 2014	Q3 2013	Qtrly Avg. 2013
New orders booked (FW Scope)	$146	$239	$176	$173
Operating revenues (FW Scope)	$166	$183	$185	$196
Segment EBITDA	$21	$38	$45	$37
EBITDA Margin (FW Scope)	12.5%	20.7%	24.6%	18.8%

•	Sequential quarterly increase in scope new orders in the third quarter, with quarterly average new orders in 2014 above average quarterly new orders in the prior year reflecting very strong bookings in the first quarter of 2014.
•	Lower scope operating revenues in the third quarter compared to the average quarter of 2013 reflects timing of new orders and weight of engineering in the portfolio mix of projects in execution.
•	EBITDA in the third quarter below the average quarter of 2013 due to lower volume of boiler work executed, reduced equity income on a partially-owned power plant and lower margins associated with the mix of projects in execution.

Share Repurchase Program

The company did not purchase any of its shares during the third quarter of 2014.

Pending Offer by AMEC plc

On October 7, 2014, AMEC plc launched an exchange offer to acquire all the issued and to be issued registered shares of the company.  This exchange offer is being made pursuant to the terms and conditions of an Implementation Agreement, which the company and AMEC originally entered into on February 13, 2014.  In connection with the exchange offer, AMEC filed a registration statement on Form F-4 and a Tender Offer statement on Schedule TO and the company filed a Solicitation/Recommendation Statement on Schedule 14D-9, each as amended from time to time.  The exchange offer is scheduled to expire at 11:59 PM New York City time on Tuesday, November 4, 2014, unless it is extended.

For additional information about the terms of the exchange offer and the Implementation Agreement, please see  the following documents which are available at www.sec.gov: (i) the company’s Solicitation/Recommendation Statement on Schedule 14D-9, filed with the U.S. Securities and Exchange Commission (SEC) on October 7, 2014, as amended by Amendment No. 1 to the Schedule 14D-9, filed with the SEC on October 23, 2014 and (ii) the prospectus dated October 7, 2014, as amended or supplemented from time to time, which is part of the Registration Statement on Form F-4 filed by AMEC with the SEC on October 2, 2014.

2

Definitions

Income from Continuing Operations

All references to income from continuing operations in this news release refer to “Income from continuing operations attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Adjusted Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

The company believes that adjusted income from continuing operations and adjusted earnings per share from continuing operations are important measures of performance because such adjusted figures exclude the variable impact of periodic asbestos-related gains and provisions. The company believes that the line item on its consolidated statement of operations entitled "Net Income attributable to Foster Wheeler AG" and “diluted earnings per share attributable to Foster Wheeler AG” are the most directly comparable GAAP (generally accepted accounting principles) financial measures to adjusted income from continuing operations and adjusted earnings per share from continuing operations.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use EBITDA, as defined in such agreement, in the covenant calculations, which is different from EBITDA as presented herein . The company believes that the line item on its consolidated statement of operations entitled "Net Income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•             It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•             It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

•             It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

3

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, minerals and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom. For more information about Foster Wheeler, please visit our website at www.fwc.com.

#   #   #

14-720

Safe Harbor Statement

Foster Wheeler AG communication materials may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: the timing and success of the pending offer and acquisition of the Company by AMEC plc (“AMEC”), the risk that the Company’s business will be adversely impacted during the pending offer and acquisition of the Company by AMEC, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the SEC.

Important information

In connection with the pending offer by AMEC to acquire all of Foster Wheeler’s issued and to be issued registered shares which commenced on October 7, 2014 (the “Offer”), AMEC filed a registration statement on Form F-4 and a Tender Offer statement on Schedule TO and the Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. These documents contain important information about the Offer that should be read carefully before any decision is made with respect to the Offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov. Any materials filed by the Company with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the U.S. Securities Act of 1933, or an exemption therefrom.

Contacts:
Media	Patti Landsperger	908 713 2944	E-mail: patti_landsperger@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

4

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating revenues	$859,721	$801,826	$2,445,187	$2,455,377
Cost of operating revenues	728,969	648,360	2,063,855	2,028,858
Contract profit	130,752	153,466	381,332	426,519

Selling, general and administrative expenses	80,118	85,521	245,312	265,654
Other income, net	(7,684)	(9,873)	(54,234)	(32,638)
Other deductions, net	13,384	7,557	25,613	23,359
Interest income	(1,207)	(1,307)	(4,120)	(4,251)
Interest expense	2,669	3,388	4,485	9,976
Net asbestos-related provision/(gain)	1,956	2,000	5,173	(9,750)
Income from continuing operations before income taxes	41,516	66,180	159,103	174,169
Provision for income taxes	15,753	17,794	31,826	36,273
Income from continuing operations	25,763	48,386	127,277	137,896
Discontinued operations:
Income from discontinued operations before income taxes	-	1,760	-	265
Provision for income taxes from discontinued operations	-	-	-	-
Income from discontinued operations	-	1,760	-	265
Net income	25,763	50,146	127,277	138,161
Less: Net income/(loss) attributable to noncontrolling interests	323	(467)	(824)	3,823
Net income attributable to Foster Wheeler AG	$25,440	$50,613	$128,101	$134,338

Weighted–average number of shares outstanding:
Basic earnings per share	100,081,772	98,172,200	99,691,325	100,830,719
Diluted earnings per share	101,175,607	98,603,586	100,947,186	101,326,593

Amounts attributable to Foster Wheeler AG:
Income from continuing operations	$25,440	$48,853	$128,101	$134,073
Income from discontinued operations	-	1,760	-	265
Net income	$25,440	$50,613	$128,101	$134,338

Basic earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.25	$0.50	$1.28	$1.33
Income from discontinued operations	-	0.02	-	-
Net income	$0.25	$0.52	$1.28	$1.33

Diluted earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.25	$0.50	$1.27	$1.32
Income from discontinued operations	-	0.01	-	-
Net income	$0.25	$0.51	$1.27	$1.32

Return of capital distribution per share	$-	$-	$0.40	$-

5

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$447,658	$556,190
Accounts and notes receivable, net:
Trade	620,866	671,770
Other	73,771	57,262
Contracts in process	237,249	197,232
Prepaid, deferred and refundable income taxes	51,513	62,856
Other current assets	38,079	38,431
Total current assets	1,469,136	1,583,741
Land, buildings and equipment, net	253,537	279,981
Restricted cash	60,417	82,867
Notes and accounts receivable – long-term	13,627	15,060
Investments in and advances to unconsolidated affiliates	165,846	181,315
Goodwill	164,650	169,801
Other intangible assets, net	100,235	113,463
Asbestos-related insurance recovery receivable	102,926	120,489
Other assets	147,341	143,848
Deferred tax assets	43,200	49,707
TOTAL ASSETS	$2,520,915	$2,740,272
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$15,867	$12,513
Accounts payable	243,589	282,403
Accrued expenses	255,035	304,312
Billings in excess of costs and estimated earnings on uncompleted contracts	481,211	569,652
Income taxes payable	38,536	39,078
Total current liabilities	1,034,238	1,207,958
Long-term debt	96,479	113,719
Deferred tax liabilities	41,448	39,714
Pension, postretirement and other employee benefits	101,281	111,221
Asbestos-related liability	232,823	257,180
Other long-term liabilities	138,264	210,651
Commitments and contingencies
TOTAL LIABILITIES	1,644,533	1,940,443
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	18,072	15,664
TOTAL TEMPORARY EQUITY	18,072	15,664
Equity:
Registered shares	263,568	259,937
Paid-in capital	203,359	216,450
Retained earnings	1,061,261	933,160
Accumulated other comprehensive loss	(542,490)	(509,317)
Treasury shares	(150,131)	(150,131)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	835,567	750,099
Noncontrolling interests	22,743	34,066
TOTAL EQUITY	858,310	784,165
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,520,915	$2,740,272

6

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Global Engineering & Construction Group
Backlog - in future revenues	$3,403,200	$3,355,000	$3,403,200	$3,355,000
New orders booked - in future revenues	472,400	1,498,400	2,139,700	2,627,100
Operating revenues	693,726	615,028	1,892,460	1,865,721
EBITDA	62,903	59,940	159,366	157,261

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,694,100	2,918,800	2,694,100	2,918,800
New orders booked - in Foster Wheeler Scope	427,800	1,303,800	1,458,100	2,176,300
Operating revenues - in Foster Wheeler Scope	$604,399	$440,633	$1,569,564	$1,308,875

Global Power Group
Backlog - in future revenues (3)	$716,400	$587,200	$716,400	$587,200
New orders booked - in future revenues (3)	147,300	177,900	721,200	467,100
Operating revenues (4)	165,995	186,798	552,727	589,656
EBITDA	20,724	45,428	113,544	115,699

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	715,700	583,900	715,700	583,900
New orders booked - in Foster Wheeler Scope (3)	146,400	175,500	715,600	460,200
Operating revenues - in Foster Wheeler Scope (4)	$165,648	$184,741	$547,520	$582,897

Corporate & Finance Group (2)
EBITDA	$(24,368)	$(21,301)	$(63,963)	$(49,810)

Consolidated
Backlog - in future revenues (3)	$4,119,600	$3,942,200	$4,119,600	$3,942,200
New orders booked - in future revenues (3)	619,700	1,676,300	2,860,900	3,094,200
Operating revenues (4)	859,721	801,826	2,445,187	2,455,377
EBITDA from continuing operations	59,259	84,067	208,947	223,150

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	3,409,800	3,502,700	3,409,800	3,502,700
New orders booked - in Foster Wheeler Scope (3)	574,200	1,479,300	2,173,700	2,636,500
Operating revenues - in Foster Wheeler Scope (4)	$770,047	$625,374	$2,117,084	$1,891,772

 ____________________

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.
(2)	Includes intersegment eliminations.
(3)	The backlog and new orders booked balances above include balances for discontinued operations, which were insignificant based on our consolidated and business group balances.
(4)	The operating revenues balances above represent balances from continuing operations.

7

Foster Wheeler AG and Subsidiaries

Reconciliations of Foster Wheeler Scope and EBITDA

(in thousands of dollars)

(unaudited)

					Twelve Months
	Quarter Ended September 30,		Nine Months Ended September 30,		Ended December 31,
	2014	2013	2014	2013	2013
Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues (1)

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$604,399	$440,633	$1,569,564	$1,308,875	$1,808,752
Flow-through revenues	89,327	174,395	322,896	556,846	703,835
Operating revenues	$693,726	$615,028	$1,892,460	$1,865,721	$2,512,587

Global Power Group
Foster Wheeler Scope operating revenues	$165,648	$184,741	$547,520	$582,897	$784,711
Flow-through revenues	347	2,057	5,207	6,759	9,152
Operating revenues	$165,995	$186,798	$552,727	$589,656	$793,863

Consolidated
Foster Wheeler Scope operating revenues	$770,047	$625,374	$2,117,084	$1,891,772	$2,593,463
Flow-through revenues	89,674	176,452	328,103	563,605	712,987
Operating revenues	$859,721	$801,826	$2,445,187	$2,455,377	$3,306,450

Reconciliation of EBITDA from continuing operations to Net Income (2)
EBITDA from continuing operations:
Global Engineering & Construction Group	$62,903	$59,940	$159,366	$157,261	$183,911
Global Power Group	20,724	45,428	113,544	115,699	147,227
Corporate & Finance Group	(24,368)	(21,301)	(63,963)	(49,810)	(111,269)
EBITDA from continuing operations	59,259	84,067	208,947	223,150	219,869
Less: Interest expense	2,669	3,388	4,485	9,976	13,227
Less: Depreciation and amortization (3)	15,397	14,032	44,535	42,828	57,574
Less: Provision for income taxes	15,753	17,794	31,826	36,273	52,166
Income from continuing operations (2)	25,440	48,853	128,101	134,073	96,902
Income/(loss) from discontinued operations (2)	-	1,760	-	265	265
Net income (2)	$25,440	$50,613	$128,101	$134,338	$97,167

(1)	The operating revenues represent balances from continuing operations.
(2)	Amounts attributable to Foster Wheeler AG.
(3)	The depreciation and amortization by business segment:

					Twelve Months
	Quarter Ended September 30,		Nine Months Ended September 30,		Ended December 31,
	2014	2013	2014	2013	2013
Global Engineering & Construction Group	$8,392	$8,376	$25,524	$24,170	$33,067
Global Power Group	6,550	5,176	17,339	15,591	20,958
Corporate & Finance Group	455	480	1,672	3,067	3,549
Total depreciation and amortization	$15,397	$14,032	$44,535	$42,828	$57,574

8

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income (1) and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended September 30,
	2014				2013
				Diluted Earnings			Diluted Earnings
	EBITDA	Net Income (1)		Per Share	EBITDA	Net Income (1)	Per Share

As adjusted	$61,215	$27,396	(2)	$0.27	$86,067	$50,853	$0.52
Adjustments:
Net asbestos-related provision	(1,956)	(1,956)		(0.02)	(2,000)	(2,000)	(0.02)
As reported from continuing operations	$59,259	$25,440		$0.25	$84,067	$48,853	$0.50
As reported from discontinued operations		-		-		1,760	0.01
As reported		$25,440		$0.25		$50,613	$0.51

	Nine Months Ended September 30,
	2014			2013
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income (1)	Per Share	EBITDA	Net Income (1)	Per Share

As adjusted	$214,120	$133,274	$1.32	$213,400	$124,323	$1.23
Adjustments:
Net asbestos-related (provision)/gain	(5,173)	(5,173)	(0.05)	9,750	9,750	0.09
As reported from continuing operations	$208,947	$128,101	$1.27	$223,150	$134,073	$1.32
As reported from discontinued operations		-	-		265	-
As reported		$128,101	$1.27		$134,338	$1.32

	Twelve Months Ended December 31, 2013
			Diluted Earnings
	EBITDA	Net Income (1)	Per Share

As adjusted	$250,082	$127,115	$1.25
Adjustments:
Net asbestos-related provision	(30,213)	(30,213)	(0.29)
As reported from continuing operations	$219,869	$96,902	$0.96
As reported from discontinued operations		265	-
As reported		$97,167	$0.96

(1)	Net income attributable to Foster Wheeler AG.

(2)	The third quarter of 2014 included the impact of third-party transaction costs of $3.5 million in connection with the previously announced acquisition of Foster Wheeler AG by AMEC plc. The following table presents "As adjusted" Net Income (1) and Diluted Earnings per Share excluding these costs:

	Quarter Ended September 30, 2014
		Diluted Earnings
	Net Income (1)	Per Share

As adjusted, excluding third-party transaction costs	$30,896	$0.31
Third-party transaction costs	3,500	0.04
As Adjusted	$27,396	$0.27

9

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars, except per share amounts)

(unaudited)

	2013 Full Year	2013 Quarterly Average(1)	Nine Months Ended September 30, 2014	2014 Quarterly Average(2)
Consolidated
Operating revenues - in Foster Wheeler Scope (3)	$2,593,463	$648,366	$2,117,084	$705,695
Income from continuing operations (4)	$96,902	$24,226	$128,101	$42,700
Adjusted income from continuing operations (4)	$127,115	$31,779	$133,274	$44,425
Consolidated EBITDA from continuing operations	$219,869	$54,967	$208,947	$69,649
Consolidated EBITDA from continuing operations, as adjusted	$250,082	$62,521	$214,120	$71,373
Adjusted diluted earnings per share	$1.25	$0.31	$1.32	$0.44

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,745,500	$686,375	$1,458,100	$486,033
Operating revenues - in Foster Wheeler Scope	$1,808,752	$452,188	$1,569,564	$523,188
EBITDA	$183,911	$45,978	$159,366	$53,122
EBITDA margin	10.2%	10.2%	10.2%	10.2%

Global Power Group
New orders booked - in Foster Wheeler Scope (5)	$690,600	$172,650	$715,600	$238,533
Operating revenues - in Foster Wheeler Scope (3)	$784,711	$196,178	$547,520	$182,507
EBITDA	$147,227	$36,807	$113,544	$37,848
EBITDA margin	18.8%	18.8%	20.7%	20.7%

(1) To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

(2) To calculate the quarterly average dollar amounts, the company divided reported nine-months figures by three.

(3) The operating revenues represent balances from continuing operations.

(4) Amounts attributable to Foster Wheeler AG.

(5) New orders booked balances above include balances for discontinued operations, which were insignificant based on our consolidated and business group balances.

10